Exhibit 1.5

[TRANSLATION]

[Logo of Québec Registrar]

CERTIFICATE OF AMALGAMATION

Companies Act, Part IA

(R.S.Q., c. C-38)

I hereby certify that the Companies mentioned in the Articles of Amalgamation amalgamated on DECEMBER 28, 2008 under Part IA of the Companies Act into one Company under the name

LE SUPERCLUB VIDÉOTRON LTÉE

as indicated in the Articles of Amalgamation attached hereto.

Filed in the register on December 30, 2008

under the business number 1144188886

[signed] Enterprise Registrar

[stamp of the Enterprise Registrar Québec]

E020V16S88L83DA	LEX-302 (2007-04)

[TRANSLATION]

Mark an X in this box if it is a simplified amalgamation ☒

1.	Name - Enter the name of the company created by the amalgamation, and its version in another language, if applicable.

Le SuperClub Vidéotron ltée

Mark an X in this box if you are applying for a designating number (numbered company) rather than a name. ☐

2.	Québec judicial district of the company head office - Enter the judicial district, as stipulated in the Territorial Division Act (R.S.Q. c. D-11).
You can obtain additional information at the Court house, from Services Québec
	or online at www.justice.gouv.qc.ca/francais/recherche/district.asp.	Montréal

3.	Precise number or minimum and maximum number of directors	Minimum 3 - Maximum 15

4.	Effective Date	Year	Month	Day
	Enter the name of entry into force, if later than that on which the articles are filed.	2008	12	28

5.

Describe the authorized capital stock and the limits imposed - Unless otherwise indicated in its articles, the company has unlimited capital stock with shares without par value. (See the section “Description of Capital Stock”.)

See Schedule A

6.	Restrictions on the transfer of shares and other provisions, if applicable

See Schedule B and Schedule C

7.	Limits on activity, if applicable

N/A

8.	Name and Québec enterprise number (NEQ) of each of the amalgamating companies Obtain the signature of an authorized director for each of the companies.

Name of the company		Québec enterprise number (NEQ)										Signature of Authorized Director

1.	Le SuperClub Vidéotron ltée	1	1	4	4	1	8	8	8	8	6	[SIGNATURE]

2.	Groupe de divertissement SuperClub inc.	1	1	4	0	2	8	4	1	7	6	[SIGNATURE]

3.	SuperClub Vidéotron Canada inc./ SuperClub Videotron Canada inc.	1	1	6	1	9	5	8	7	9	9	[SIGNATURE]

4.		1	1

Do not write in this space

Québec
Filed on
Dec. 23, 2008	If the space provided is not sufficient, include an appendix, in two copies, identifying the corresponding section. If necessary, number the pages.
Le registraire
des enterprises
Remit the two copies of this form, along with your payment. Do not fax.
Ministère du Revenu	LE-50.0.11.06-T (2008-10)

SCHEDULE A

5.             Description of share capital of the Company

Class A shares

An unlimited number of Class A shares without par value, subject to the following rights, privileges, conditions and restrictions:

The holders of Class A shares will have the right to:

1)             vote at all shareholders’ meetings, each Class A share conferring one (1) vote;

2)             participate in the property, profits and surplus assets of the Company and for this purpose receive any dividend declared

3)             share in the residue of assets upon dissolution of the Company.

CLASS B SHARES

An unlimited number of Class B shares, with no par value and having the following rights, privileges and restrictions:

1)             Dividend and participation.  The bearers of B shares equally with the bearers of class A shares, are entitled to:

a)             share in the property, profits or surplus assets of the Company and for this purpose receive any dividend declared by the Company;

b)            share in the residue of assets upon the liquidation or dissolution of the Company.

2)             Right to vote.  Subject to the provisions of the Companies Act, the bearers of Class B shares do not have the right on this basis alone to vote at the meetings of the shareholders of the Company nor the right to attend them or receive notice of such meetings.

3)             Right of redemption.  Subject to the provisions of section 123.54 of the Québec Companies Act, the bearers of Class B shares have at all times upon written request the right to require the redemption by the Company of the Class B shares they hold at a price equal to the amount paid for these Class B shares plus any dividend declared but not paid.  The written notice must specify the number of Class B shares to be redeemed and be accompanied by the share certificates representing the shares to be redeemed.

The Company shall proceed with the redemption of such shares and pay the redemption price no later than fifteen (15) days after receiving the notice mentioned above.

The Class B shares so redeemed shall be cancelled on the date of their redemption, and the Company shall reduce the subdivision of its issued and paid-up share capital account attached to the Class B shares in accordance with the provisions of section 123.51 of the Québec Companies Act.

SCHEDULE B

The shares of the Company may not be transferred without the consent of the directors, expressed in a duly adopted resolution.

SCHEDULE C

1.             OTHER POWERS

The Company may use all or part of its funds to purchase shares of other companies to acquire and hold shares, bonds or other securities of companies to sell them or otherwise dispose of it. This power may be exercised by the directors of the Company, by simple resolution.

2.             RESTRICTIONS ON THE TRANSFER OF SECURITIES

As long as the Company shall have the status of a « private issuer » as defined in Regulation 45-106 on Prospectus and Registration Exemptions, all transfers of securities of the Company (other than non-convertible debt securities) shall be subject to the approval of the Board of Directors of the Company as evidenced by a resolution passed by them or, as the case may be, to any restrictions contained in securities’ holders agreements.